================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                  ------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      December 4, 1997
                                                 --------------------------


                           AMERICAN BUILDINGS COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                    0-23688                     63-0931058
----------------------------        -----------              -------------------
(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)


P.O. Box 800, State Docks Road, Eufaula, Alabama                   36027
------------------------------------------------                 ----------
   (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:       (334) 687-2032
                                                    ----------------------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On December 4, 1997, American Buildings Company (the "Company") acquired substantially all the assets, and assumed certain liabilities, of the Windsor Door division (the "Division") of United Dominion Industries, Inc. The Division, headquartered in Little Rock, Arkansas, is the industry's fourth largest producer/marketer of steel sectional upward acting doors for residential and commercial applications. The Division also produces rolling steel doors for industrial uses and has a contract manufacturing business specializing in metal stampings. Door products are sold through independent distributors and company-owned distribution centers. The Division operates two plants in Little Rock and a plant in Marysville, California, and has 29 company-owned distribution centers.

     The Division had sales of approximately $94 million for the trailing 12 months ended September 30, 1997. The purchase price for the Division was $59.5 million in cash, subject to a post-closing adjustment based on the Division's net operating working capital on the closing date. The Company utilized borrowings under its new credit facility to pay the purchase price for the Division.

ITEM 5.  OTHER EVENTS.

     On December 4, 1997, the Company entered into a $115 million revolving credit and term loan facility with Canadian Imperial Bank of Commerce, as Administrative Agent, and certain other lenders (the "Credit Facility"). The Credit Facility consists of a $40 million term loan facility (the "Term Facility") and a $75 million revolving credit facility, including a $30 million letter of credit subfacility and a $5 million swingline subfacility (the "Revolving Facility"). The Term Facility, all of which was borrowed on December 4, 1997 to pay a portion of the purchase price for the Division, matures on January 3, 2003, and will be amortized in 10 consecutive semiannual installments, commencing July 3, 1998, as follows: six installments of $2 million each, then two installments of $5 million each and then two installments of $9 million each. The Revolving Facility matures on January 4, 2003. The Credit Facility bears interest at a rate equal to, at the option of the Company, either (i) in the case of Eurodollar loans, the sum of (x) the interest rate in the London interbank market for loans in an amount substantially equal to the amount of borrowing and for the period of borrowing selected by the Company and
(y) a margin of between one-half percent and one and one-half percent (depending on the Company's consolidated leverage ratio (as defined in the credit agreement) and consolidated interest coverage ratio (as defined in the credit agreement)) or (ii) the higher of (a) Canadian Imperial Bank of Commerce's prime or base rate or (b) one-half percent plus the latest overnight federal funds rate. The Credit Facility may be prepaid at any time in whole or in part without penalty, and must be prepaid to the extent of certain equity or asset sales.

     The Credit Facility limits the Company's ability to incur debt, to sell or dispose of assets, to create or incur liens, to make additional acquisitions, to pay dividends, to purchase or redeem the Company's stock and to merge or consolidate with any other person. In addition, the Credit Facility requires that the Company meet certain financial ratios, and provides the banks with the right to require the payment of all amounts outstanding under the facility, and to terminate all commitments thereunder, if there is a change in control of the Company. The Credit Facility is guaranteed by all of the Company's domestic subsidiaries and secured by the assets of the Company and its domestic subsidiaries.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The balance sheets of Windsor Door (a Division of United Dominion Industries, Inc.) as of September 27, 1997 and December 28, 1996, and the related statements of operations and division equity and cash flows for the nine months ended September 27, 1997 and years ended December 28, 1996 and December 30, 1995, and the notes thereto, and the report of KPMG Peat Marwick LLP, are included herein.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  American Building Company's unaudited pro forma condensed combined balance sheet at September 30, 1997 and statement of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997, reflecting the acquisition of the Division, are included herein.

         (c)  EXHIBITS.

                   2.1 Agreement of Purchase and Sale of Assets, dated as of October 24, 1997, by and between Windsor Door, Inc., as Purchaser, and United Dominion Industries, Inc. and WCGD, Inc., as Seller (incorporated herein by reference to Exhibit 2.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

                   2.2 Amendment to Agreement of Purchase and Sale of Assets, dated November 19, 1997, between Windsor Door, Inc. and United Dominion Industries, Inc. and WCGD, Inc.*

                   10.1 Credit Agreement, dated as of December 4, 1997, among American Buildings Company, as Borrower, the several lenders from time to time party hereto, and Canadian Imperial Bank of Commerce, as Administrative Agent.*

                   10.2 First Amendment, dated as of December 15, 1997, to the Credit Agreement, dated as of December 4, 1997, among American Buildings Company, as Borrower, the several lenders from time to time party hereto, and Canadian Imperial Bank of Commerce, as Administrative Agent.*

                   10.3 Guarantee and Collateral Agreement, dated as of December 4, 1997, made by American Buildings Company and certain of its subsidiaries in favor of Canadian Imperial Bank of Commerce, as Administrative Agent.*

                   10.4 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Eufaula, Alabama).*

                   10.5 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Fairfield, Alabama).*

                   10.6 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (El Paso, Illinois).*

                   10.7 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Carson City, Nevada).*

                   10.8 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (La Crosse, Virginia).*

                   10.9 Mortgage from AMT/Beaman Corporation, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Liberty, North Carolina).*

                   10.10 Mortgage from Windsor Door, Inc., Mortgagor, to
                         Canadian Imperial Bank of Commerce, Mortgagee (Little Rock, Arkansas).*

                   10.11 Mortgage from Windsor Door, Inc., Mortgagor, to
                         Canadian Imperial Bank of Commerce, Mortgagee (Oliverhurst, California).*

                   23.   Consent of KPMG Peat Marwick LLP.

                  ----------

                  * Filed as an exhibit to the Company's Current Report on Form
                    8-K dated December 4, 1997 and filed December 18, 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
United Dominion Industries, Inc.:

We have audited the accompanying balance sheets of Windsor Door (a Division of United Dominion Industries, Inc.) as of September 27, 1997 and December 28, 1996, and the related statements of operations and division equity and cash flows for the nine months ended September 27, 1997 and years ended December 28, 1996 and December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windsor Door (a Division of United Dominion Industries, Inc.) as of September 27, 1997 and December 28, 1996, and the results of its operations and its cash flows for the nine months ended September 27, 1997 and years ended December 28, 1996 and December 30, 1995, in conformity with generally accepted accounting principles.



                                             KPMG Peat Marwick LLP

Little Rock, Arkansas
January 9, 1998

                                          WINDSOR DOOR
                                 (A DIVISION OF UNITED DOMINION
                                        INDUSTRIES, INC.)

                                         Balance Sheets

                            September 27, 1997 and December 28, 1996
                               ASSETS                             1997                  1996
                               -------                         -----------           ----------
Current assets:
     Cash (note 5)                                             $   540,891                    -
     Accounts receivable, less allowance for doubtful
        accounts of $674,112 in 1997 and $496,966
        in 1996                                                 15,990,701           14,378,579
     Inventories (note 3)                                        9,902,872            9,926,713
     Notes receivable                                              417,769              463,532
     Prepaid expenses and other current assets                     310,248              764,176
     Deferred tax assets (note 6)                                  819,183              673,371
                                                               -----------           ----------

                  Total current assets                          27,981,664           26,206,371

Property, plant and equipment, net (note 4)                     16,087,073           15,807,580

Goodwill, net of accumulated amortization of $1,380,282
     in 1997 and $1,186,680 in 1996 (note 2)                     9,160,707            9,354,309

Deferred tax assets (note 6)                                     1,099,791            1,205,880

Other noncurrent assets                                            137,518              165,385
                                                               -----------           ----------
                                                               $54,466,753           52,739,525
                                                               ===========           ==========

                  LIABILITIES AND DIVISION EQUITY

Current liabilities:
     Accounts payable                                            9,427,271            9,500,485
     Accrued salaries and wages                                  1,148,794            1,609,782
     Other accrued expenses                                        742,054              658,769
                                                               -----------           ----------

                  Total current liabilities                     11,318,119           11,769,036

Division equity (notes 2 and 5)                                 43,148,634           40,970,489

Commitments and contingencies (notes 8 and 9)
                                                               -----------           ----------
                                                               $54,466,753           52,739,525
                                                               ===========           ==========


See accompanying notes to financial statements.

                                                      WINDSOR DOOR
                                             (A DIVISION OF UNITED DOMINION
                                                   INDUSTRIES, INC.)

                                      Statements of Operations and Division Equity

                                        Nine months ended September 27, 1997 and
                                  years ended December 28, 1996 and December 30, 1995

                                                                        1997               1996                1995
                                                                    -----------          ----------         ----------
Net sales (note 2)                                                  $70,323,520          87,094,385         74,686,853
Cost of goods sold (note 8)                                          60,309,973          73,408,092         62,732,870
                                                                    -----------          ----------         ----------

              Gross profit                                           10,013,547          13,686,293         11,953,983

Selling, general and administrative expenses                          6,860,711           9,161,176          8,303,373
                                                                    -----------          ----------         ----------

              Operating income                                        3,152,836           4,525,117          3,650,610

Other income:
     Interest income                                                    107,902              99,235            101,984
     Other, net                                                          61,743              13,786            267,421
                                                                    -----------          ----------         ----------
              Income before income taxes                              3,322,481           4,638,138          4,020,015
Income tax expense (note 6)                                           1,394,468           1,891,033          1,668,356
                                                                    -----------          ----------         ----------
              Net income (note 2)                                     1,928,013           2,747,105          2,351,659

Division equity at beginning of period                               40,970,489          39,464,023         36,690,041

Net decrease (increase) in advances to
     parent (note 5)                                                    250,132          (4,721,837)        (2,357,238)

Acquired assets contributed by parent (note 2)                           -                3,481,198          2,779,561
                                                                    -----------          ----------         ----------
Division equity at end of period                                    $43,148,634          40,970,489         39,464,023
                                                                    ===========          ==========         ==========


See accompanying notes to financial statements.

                                                      WINDSOR DOOR
                                             (A DIVISION OF UNITED DOMINION
                                                    INDUSTRIES, INC.)

                                                Statements of Cash Flows

                                        Nine months ended September 27, 1997 and
                                   years ended December 28, 1996 and December 30, 1995

                                                                        1997                1996               1995
                                                                     -----------          ----------         ----------
Cash flows from operating activities:
     Net income                                                      $ 1,928,013           2,747,105          2,351,659
     Adjustments to reconcile net income to net
        cash provided by operating activities:
          Provision for doubtful accounts                                366,150             346,000            275,904
          Provision for obsolete inventory                               409,737             208,312             30,212
          Provision for deferred taxes                                   (39,723)           (125,126)            50,011
          Depreciation and amortization                                1,695,054           2,335,985          2,381,075
          Loss on disposal of property and equipment                      89,645              37,432              8,592
          Changes in operating assets and liabilities:
              Accounts and notes receivable                           (1,932,509)         (2,126,530)          (298,796)
              Inventories                                               (385,896)            726,196            104,966
              Prepaid expenses and other current
                 and noncurrent assets                                   481,795            (231,043)          (161,973)
              Total current liabilities                                 (450,917)          2,805,855           (320,763)
                                                                     -----------          ----------         ----------
                     Net cash provided by operating
                         activities                                    2,161,349           6,724,186          4,420,887
                                                                     -----------          ----------         ----------
Cash flows from investing activities:
     Purchases of property and equipment                              (2,009,244)         (2,117,266)        (2,177,078)
     Proceeds from disposal of property
        and equipment                                                    138,654             114,917            113,429
                                                                     -----------          ----------         ----------
                     Net cash used in investing
                         activities                                   (1,870,590)         (2,002,349)        (2,063,649)
                                                                     -----------          ----------         ----------
Cash flows from financing activities - net decrease
     (increase) in advances to parent (note 5)                           250,132          (4,721,837)        (2,357,238)
                                                                     -----------          ----------         ----------
Net change in cash                                                       540,891                -                  -
Cash at beginning of year                                                    -                  -                  -

Cash at end of year                                                  $   540,891                -                  -
                                                                     ===========          ==========         ==========
Supplemental disclosure of cash flow information:
     Cash received during the year for interest                      $  (107,902)            (99,235)          (101,984)
                                                                     ===========          ==========         ==========
     Acquired assets contributed by parent (note 2)                  $    -                3,481,198          2,779,561
                                                                     ===========          ==========         ==========


See accompanying notes to financial statements.

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

                    September 27, 1997 and December 28, 1996

(1) Summary of Significant Accounting Policies

    (a) General

        Windsor Door ("Company") is an operating division of United Dominion
          Industries, Inc. ("UDI" or "the Parent"). Windsor Door is not a separate legal entity and accordingly has no authorized or outstanding capital stock. The Company manufactures and sells upward acting overhead doors, grills and shutters and certain fabricated door components for both residential and commercial applications throughout the United States.

    (b) Basis of Presentation

        The accompanying financial statements include the assets, liabilities, and operations of the Company and its wholly-owned division, WCGD, Inc. The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Amounts owed to the Company by UDI (see note 5) have been included as a component of division equity as these advances do not have any scheduled maturity dates and are not expected to be settled upon the sale of the Company by UDI (see note 10).

    (c) Inventories

        Inventories are valued at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market. Inventory cost includes material, labor, and manufacturing overhead.

    (d) Property, Plant and Equipment

        Property, plant and equipment are stated at cost. Depreciation of plant and equipment and amortization of leasehold improvements are provided by the straight-line method based on the shorter of the estimated useful lives of the assets or the term of the lease. Estimated useful lives are as follows:

                  Buildings and improvements      5 - 20 years
                  Machinery and equipment         4 - 15 years
                  Office furniture                5 - 10 years
                  Vehicles                        5 years

                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

    (e) Goodwill

        Goodwill, which represents the excess purchase price over the estimated fair value of assets and liabilities acquired, is amortized on a straight-line basis over a period of 40 years. The Company continually reevaluates the carrying value of goodwill as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining amortization periods of related goodwill. The projections are based on the historical trend line of actual results and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above), is not expected to be adequate to recover the carrying amount of the goodwill, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of goodwill over the projected discounted operating cash flows using a discount rate reflecting the Company's average cost of funds. At this time, the Company believes that no significant impairment of goodwill has occurred and that no reduction of the estimated useful lives is warranted.

    (f) Income Taxes

        The Company does not file separate tax returns but, instead, files as part of the consolidated UDI group. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

    (g) Impairment of Long-Lived Assets

        The Company adopted the provisions of Statements on Financial Accounting
          Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," on January 1, 1996. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations, or liquidity.

                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

    (h) Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts and notes receivable. Concentrations of credit risk with respect to trade accounts and notes receivable are limited due to the number of customers and range of industries which they represent. The Company typically does not require collateral or security from its customers. The amount of loss should customers fail to pay the receivables is limited to the notional amount of such receivables.

        The Company relies on several key vendors to supply its primary raw material needs. Although there are a limited number of manufacturers capable of supplying these needs, the Company believes that other suppliers could provide for the Company's needs on substantially comparable terms. The Company's three largest raw material suppliers accounted for approximately 45%, 49%, and 54%, respectively, of total raw material purchases during 1997, 1996 and 1995.

    (i) Revenue Recognition

        The Company recognizes revenue and related expenses upon the shipment of products.

    (j) Advertising Costs

        The Company generally expenses external costs incurred in producing media advertising the first time the advertising takes place. Advertising expenses included in selling, general, and administrative expenses for 1997, 1996 and 1995 were approximately $328,000, $346,000, and $271,000, respectively. At September 27, 1997 and December 28, 1996, advertising costs of approximately $35,000 and $138,000, respectively, were included in prepaid expenses and other current assets.

    (k) Research and Development Costs

        Research and development costs are charged to expense as incurred and were approximately $276,000, $374,000 and $330,000 for 1997, 1996 and
          1995, respectively.

    (l) Warranty Costs

        The Company generally provides the customer a warranty with each product and accrues estimated warranty expense at the time of sale based upon actual claims history. Actual warranty costs incurred are charged against the accrual when paid.

                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

(2) Acquisitions

    On December 20, 1991, UDI acquired the net assets of Robertson-Ceco for a purchase price of approximately $137,000,000. Included in this acquisition were the net assets of Windsor Door, to which approximately $27,200,000 of the total purchase price was allocated including approximately $9,500,000 of goodwill. This acquisition of the Company by UDI was accounted for under the purchase method of accounting and all purchase accounting adjustments for this acquisition have been pushed down by UDI and recorded by the Company.

    Effective May 18, 1995, the Company acquired certain assets of McKee Door,
      Inc. ("McKee") for a total purchase price of $2,779,561. Also, effective July 26, 1996, the Company acquired certain assets of Harris Door Company ("Harris") for $3,316,999. Additionally, on October 1, 1996, the Company acquired certain assets of Dominion Garage Door Distribution, Inc. ("Dominion") for $164,199. Each of the acquisitions was negotiated and paid for by UDI on behalf of the Company with the purchase price recorded as an adjustment to division equity in the accompanying financial statements of the Company. Accordingly, the acquisitions of McKee, Harris and Dominion have been accounted for under the purchase method, and the results of operations of McKee, Harris and Dominion have been included in the Company's results of operations from the acquisition dates forward. The allocations of the purchase price to assets and liabilities acquired in connection with these acquisitions are as follows:

                                                   McKee           Harris       Dominion
                                                 ----------       ---------      -------
      Assets acquired:
          Accounts receivable, net               $1,141,905         951,289          -
          Notes receivable                           70,000             -            -
          Inventory                                 900,656       1,748,404      115,547
          Net property and equipment                667,000          50,000        3,421
          Goodwill                                  225,551         784,306          -
          Other assets                                 -                -         45,231
                                                 ----------       ---------      -------
                                                  3,005,112       3,533,999      164,199

      Liabilities assumed - accrued expenses        225,551         217,000          -
                                                 ----------       ---------      -------
             Net assets acquired                 $2,779,561       3,316,999      164,199
                                                 ==========       =========      =======

    Assuming the acquisitions of Harris and Dominion had occurred on January 1, 1996, pro forma unaudited results of operations for the Company for the year ended December 28, 1996 would have been as follows:

                            Net sales                   $93,600,000
                                                        ===========

                            Net income                  $ 2,900,000
                                                        ===========

                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

(3) Inventories

    Inventories at September 27, 1997 and December 28, 1996 consist of the following:

                                                         1997            1996
                                                      ----------      ----------
       Raw materials                                  $2,843,401       3,597,012
       Work-in-process                                 1,048,622       1,128,748
       Finished goods                                  6,420,586       5,409,265
                                                      ----------      ----------
                                                      10,312,609      10,135,025

       Less:  Reserve for obsolete inventory             409,737         208,312
                                                      ----------      ----------
                                                      $9,902,872       9,926,713
                                                      ==========      ==========


(4) Property, Plant and Equipment

    Property, plant and equipment at September 27, 1997 and December 28, 1996 consist of the following:

                                                   1997                 1996
                                               -----------           ----------
    Land                                       $   985,000              985,000
    Buildings and improvements                   5,795,951            5,805,451
    Machinery and equipment                     17,117,483           15,920,352
    Office furniture and equipment                 966,258              772,429
    Vehicles                                       120,324              109,182
    Construction in progress                     1,456,103              938,634
                                               -----------           ----------
                                                26,441,119           24,531,048

    Less accumulated depreciation               10,354,046            8,723,468
                                               -----------           ----------
                                               $16,087,073           15,807,580
                                               ===========           ==========


                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

(5) Transactions with Parent

    The Company has advances to/from UDI on a daily basis based on available cash. Additionally, UDI pays certain expenses for or on behalf of the Company. These expenses paid by UDI are netted against net cash transferred by the Company to UDI and are recorded as expenses in the accompanying statements of operations. The following summarizes the activities between the Company and UDI:

                                                     1997               1996               1995
                                                  ----------         ----------         ----------
      Due from UDI, beginning of year            $15,692,639         10,970,802          8,613,564
      Cash paid to UDI                             5,503,808         12,761,018          9,873,192
      Payroll taxes                               (3,730,322)        (4,391,917)        (3,944,411)
      Group health insurance                        (817,293)        (1,087,166)          (881,001)
      Pension costs (note 9)                        (309,030)          (319,435)          (294,276)
      Income taxes (note 6)                       (1,434,191)        (2,016,159)        (1,618,345)
      Other miscellaneous                            536,896           (224,504)          (777,921)
                                                 -----------         ----------         ----------
            Net (decrease) increase                 (250,132)         4,721,837          2,357,238
                                                 -----------         ----------         ----------
      Due from UDI, end of year                  $15,442,507         15,692,639         10,970,802
                                                 ===========         ==========         ==========

    These advances are non-interest bearing and have no scheduled maturity date.
      As discussed in note 1(b), these aggregate advances are included as a component of division equity in the accompanying financial statements.

(6) Income Taxes

    Components of income tax expense (benefit) for 1997, 1996 and 1995 are as follows:

                               Current          Deferred         Total
                             ----------         ---------      ---------
    1997:
         Federal             $1,190,727         (32,980)       1,157,747
         State                  243,464          (6,743)         236,721
                             ----------        --------        ---------
                             $1,434,191         (39,723)       1,394,468
                             ==========        ========        =========

    1996:
         Federal              1,673,902        (103,885)       1,570,017
         State                  342,257         (21,241)         321,016
                             ----------        --------        ---------
                             $2,016,159        (125,126)       1,891,033
                             ==========        ========        =========

    1995:
         Federal              1,343,620          41,521        1,385,141
         State                  274,725           8,490          283,215
                             ----------        --------        ---------
                             $3,618,345          50,011        1,668,356
                             ==========        ========        =========


                                                                     (Continued)

                                               WINDSOR DOOR
                                      (A DIVISION OF UNITED DOMINION
                                            INDUSTRIES, INC.)

                                      Notes to Financial Statements

    The provision for income taxes differs from that computed at the Federal statutory corporate rate of 34 percent as follows:

                                                            1997              1996               1995
                                                         ----------         ---------          ---------
      Computed "expected" tax expense                    $1,129,644         1,576,967          1,366,805
      Increase in income taxes resulting from:
          Amortization of goodwill                           60,761            81,015             81,015
          State income taxes, net of Federal
             income tax benefit                             156,236           211,871            186,922
          Nondeductible meals and
              entertainment                                  37,740            28,587             33,277
          Other, net                                         10,087            (7,407)               337
                                                         ----------         ---------          ---------
                                                         $1,394,468         1,891,033          1,668,356
                                                         ==========         =========          =========

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at September 27, 1997 and December 28, 1996 are presented below:

                                                                                1997              1996
                                                                             ----------         ---------
      Intangible assets, principally due to differences
          in amortization                                                    $  466,004           541,115
      Inventories, principally due to additional costs
          inventoried for tax purposes and allowance
          for obsolete inventory                                                260,271           169,306
      Accounts and notes receivable, principally due
           to allowance for doubtful accounts                                   258,117           190,288
      Compensated absences, principally due to accrual
          for financial reporting purposes                                      292,101           249,653
      Property and equipment, principally due to
          differences in depreciation                                           633,787           664,765
      Warranty costs and other reserves, principally
          due to accrual for financial reporting purposes                         8,694            64,124
                                                                             ----------         ---------
                                                                             $1,918,974         1,879,251
                                                                             ==========         =========

    There was no valuation allowance for deferred tax assets as of January 1, 1996. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the historical and projected levels of income, management believes it is more likely than not that the deferred tax assets will be realized and, accordingly, has established no valuation allowance at September 27, 1997 or December 28, 1996.

                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

(7) Fair Value of Financial Instruments

    The carrying value of cash, accounts receivable, accounts payable and accrued expenses approximates fair value at September 27, 1997 and December 28, 1996, because of the relatively short-maturity of these instruments. The fair value of notes receivable is estimated by discounting the future cash flows of each instrument at current rates for instruments with comparable terms and maturities and does not materially differ from the carrying value.

(8) Commitments and Contingencies

    The Company leases certain office and warehouse space under various operating lease arrangements. A summary of approximate future lease payments at September 27, 1997 follows:

                         1998                       $1,570,000
                         1999                        1,238,000
                         2000                          710,000
                         2001                          606,000
                         2002                          603,000
                                                    ==========

    Rent expense incurred on the above operating leases during 1997, 1996 and 1995 was approximately $1,742,000, $1,798,000 and $1,482,000, respectively. Such amounts are included in the accompanying statements of operations primarily as a component of cost of goods sold.

    The Company is involved in certain claims and litigation encountered in the normal course of business. In the opinion of the Company's management, the ultimate outcome of these matters will not have a material adverse impact on the financial position, results of operations, or cash flows of the Company.

(9) Retirement Plans

    The Parent has defined benefit and defined contribution retirement plans which cover substantially all employees of the Company. Periodic pension expense for the defined benefit plans are allocated to the Company by the Parent (note 5). The Company's pension expense for these plans was approximately $309,000; $319,000; and $294,000 for the defined benefit plans and approximately $146,000; $157,000; and $133,000 for the defined contribution plan during 1997, 1996 and 1995, respectively.

                                                                     (Continued)

                                  WINDSOR DOOR
                         (A DIVISION OF UNITED DOMINION
                                INDUSTRIES, INC.)

                          Notes to Financial Statements

     The defined benefit plans covering eligible salaried employees call for benefits to be paid at retirement based primarily upon years of service and the participants' compensation rates near retirement. The defined benefit plans covering hourly employees generally provide benefits of stated amounts for each year of service. Contributions to the plans reflect benefits attributed to participants' service to date and also for benefits expected to be earned in the future. Assets of the plan consist primarily of cash and cash equivalents, common and preferred stocks, government bonds, investment-grade corporate bonds and other fixed income investments. The net assets and accumulated benefit obligations of the defined benefit plans have not been separately determined for the Company by the Parent.

     The defined contribution plans allow eligible employees to contribute from 1 - 15% of their salary to the plan. These plans allow for discretionary matching and/or profit-sharing contributions as determined by the Parent.

(10) Subsequent Events

     On October 24, 1997, UDI signed a sales agreement to sell substantially all of the assets and liabilities of the Company to American Buildings Company ("American") for approximately $60,000,000. The sale of the Company to American was effective at the close of business on December 3, 1997.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     On December 4, 1997, American Buildings Company (the "Company") purchased certain assets of Windsor Door (A Division of United Dominion Industries, Inc.) ("Windsor") for $58.0 million in cash. The purchase price reflects a $1.5 million adjustment related to the estimated amount of working capital transferred to the Company on December 4, 1997. The acquisition will be accounted for as a purchase.

     The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 1997, gives effect to the acquisition as if it had occurred on that date. The accompanying unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared to reflect adjustments to the Company's historical results of operations to give effect to the acquisition as if it had occurred January 1, 1996. The purchase price and pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable. The final purchase price and pro forma adjustments may differ from amounts and adjustments herein.

     The accompanying pro forma statements are not necessarily indicative of the results of operations which would have been attained had the acquisition been consummated on the dates indicated or which may be attained in the future. These pro forma statements should be read in conjunction with the historical financial statements and related notes thereto, which have been incorporated by reference or included in this Form 8-K.

                            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                                           As of September 30, 1997



                                                   ASSETS
                                                                                     Pro Forma       Pro Forma
                                                   American (A)    Windsor (B)      Adjustments      Combined
                                                   ------------    -----------      -----------      --------
                                                                          (In thousands)

Current assets
  Cash and cash equivalents ....................     $   --          $   541        $ 59,000 (1)     $    541
                                                                                     (59,000)(2)
  Accounts receivable, net .....................       38,778         16,409                           55,187
  Inventories ..................................       21,651          9,903                           31,554
  Deferred income taxes ........................          -              819            (819)(3)          --
  Other ........................................        6,731            310                            7,041
                                                     --------        -------        --------         --------
                Total current assets ...........       67,160         27,982            (819)          94,323
Property and equipment, net ....................       36,517         16,087                           52,604
Deferred income tax assets .....................        1,313          1,100          (1,100)(3)        1,313
Other assets, net ..............................        6,947            137           1,500 (1)        8,584
Goodwill .......................................                       9,161          (9,161)(3)       27,731
                                                                                      27,731 (3)
                                                     --------        -------        --------         --------
                                                     $111,937        $54,467        $ 18,151         $184,555
                                                     ========        =======        ========         ========


                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current maturities of long-term debt ..........    $  1,251        $   --         $  2,000 (1)     $  3,251
  Accounts payable ..............................      30,563          9,427                           39,990
  Accrued liabilitites ..........................      17,792          1,891             800 (3)       20,483
  Accrued income taxes ..........................         851                                             851
                                                     --------        -------        --------         --------
                Total current liabilities .......      50,457         11,318           2,800           64,575

Long term debt, less current portion ............       7,718                         58,500 (1)       66,218
Other noncurrent liabilities ....................       2,995                                           2,995

Stockholders' Equity ............................      50,767         43,149         (43,149)(3)       50,767
                                                     --------        -------        --------         --------
Total liabilities and equity ....................    $111,937        $54,467        $ 18,151         $184,555
                                                     ========        =======        ========         ========
-------------

(A)  Derived from the September 30, 1997 unaudited financial statements of the Company previously filed on
     Form 10-Q with the Securities and Exchange Commission.

(B)  Derived from the September 30, 1997 financial statements of Windsor Door appearing elsewhere in this document.

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                (In thousands)


1. Reflects (i) borrowings under the new credit facility, (ii) the use of a portion of the net proceeds to repay the existing credit facility and
     (iii) the capitalization of deferred financing costs of $1,500.

          Borrowings under new credit facility.................    $60,700
          Repay existing credit facility ......................       (200)
          Pay financing costs .................................     (1,500)
                                                                   -------
          Increase to cash ....................................    $59,000
                                                                   =======

2. Reflects purchase price consideration of (i) $58,000 in cash, net of the estimated working capital adjustment and (ii) transaction related expenses of $1,000.

3. Reflects adjustments to record the fair market value of the identifiable intangible assets acquired plus the resulting goodwill related to the excess purchase price over the fair value of net assets acquired:

          Total consideration and transaction costs ...........    $59,000
          Fair value of net assets purchased ..................     31,269
                                                                   -------
          Excess of purchase price over fair value of net
            assets acquired -- adjustment to goodwill .........    $27,731
                                                                   =======

     Adjustments made to record historical book value at fair value are as follows:

          Historical book value of net assets acquired ........    $43,149
          Eliminate acquired goodwill .........................      9,161
          Adjust defined benefit liability to the projected
            benefit obligation ................................        800
          Eliminate deferred tax asset ........................      1,919
                                                                   -------
          Fair value of net assets purchased ..................    $31,269
                                                                   =======

                      Unaudited Pro Forma Condensed Combined Statements of Operations
                                   For the Year Ended December 31, 1996

                                                                               Pro Forma        Pro Forma
                                                American (A)   Windsor (B)    Adjustments     Consolidated
                                                ------------   -----------    -----------     ------------
                                                         (In thousands, except per share amounts)
Net Sales                                        $273,953       $87,094                        $361,047
Costs and Expenses:
  Cost of sales                                   229,260        73,408                         302,668
  Selling, general and administrative              24,311         9,161           693 (1)        33,908
                                                                                 (257)(2)
                                                 --------       -------       -------          --------
                                                  253,571        82,569           436           336,576
Operating Income (loss)                            20,382         4,525          (436)           24,471
Interest expense (income)                             143          (113)          (17)(3)         4,444
                                                                                4,130 (4)
                                                                                  300 (5)
                                                 --------       -------       -------          --------
Income before provision for income taxes           20,239         4,638        (4,849)           20,028
Provision for income taxes                          7,792         1,891        (1,972)(6)         7,711
                                                 --------       -------       -------          --------
Net Income                                       $ 12,447       $ 2,747       $(2,877)         $ 12,317
                                                 ========       =======       =======          ========
Pro forma net income per common and common
  equivalent share                               $   2.06                                      $   2.04
                                                 ========                                      ========
Weighted average common and common equivalent
  shares outstanding                                6,040                                         6,040
                                                 ========                                      ========

-------------

(A) Derived from the December 31, 1996 audited financial statements of the Company previously filed on Form 10-K with the Securities and Exchange Commission.

(B) Derived from the December 31, 1996 audited financial statements of Windsor Door appearing elsewhere in this document.


                    Unaudited Pro Forma Condensed Combined Statements of Operations
                             For the nine months ended September 30, 1997

                                                                            Pro Forma       Pro Forma
                                               American(A)  Windsor(B)     Adjustments      Combined
                                                ---------   ---------       ---------       ---------
                                                       (In thousands, except per share amounts)
Net Sales                                       $ 221,001   $  70,324                       $ 291,325

Costs and Expenses:
    Cost of sales                                 182,706      60,310                         243,016

    Selling, general and administrative            20,305       6,861             520 (1)      28,013
                                                                                 (193)(2)
                                                ---------   ---------       ---------       ---------
                                                  203,011      67,171             327         271,029

Operating Income (loss)                            17,990       3,153            (327)         20,296

Interest expense (income)                             622        (169)            (12)(3)       3,763
                                                                                3,098 (4)
                                                                                  225 (5)

                                                ---------   ---------       ---------       ---------
Income before provision for income taxes           17,368       3,322          (3,637)         16,533

Provision for income taxes                          6,687       1,394          (1,716)(6)       6,365

                                                =========   =========       =========       =========
Net Income                                      $  10,681   $   1,928       $  (1,921)      $  10,168
                                                =========   =========       =========       =========


Pro forma net income per common and common
    equivalent share                            $    1.89                                   $    1.80
                                                =========                                   =========

Weighted average common and common equivalent
    shares outstanding                              5,658                                       5,658
                                                =========                                   =========

------------

(A) Derived from the September 30, 1997 unaudited financial statements of the Company previously filed on Form 10-Q with the Securities and Exchange Commission.

(B) Derived from the September 30, 1997 audited financial statements of Windsor Door appearing elsewhere in this document.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                 (In thousands)


1. Reflects amortization of goodwill associated with the acquisition over 40 years.

2. Reflects elimination of Windsor historical goodwill amortization, which was being amortized over 40 years.

3. Reflects elimination of historical interest expense on existing credit facility.

4.   Reflects interest expense on the new credit facility at 7.0%.

5. Reflects amortization of deferred financing costs of $1,500 over the life of the related debt of 5 years.

6. Reflects adjustments to record the tax benefit for the pro forma adjustments and to adjust Windsor's effective tax rate to the Company's effective rate of 38.5%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AMERICAN BUILDINGS COMPANY


Date: February 12, 1998                  By: /s/ R. CHARLES BLACKMON
                                             -----------------------------------
                                             Name:  R. Charles Blackmon
                                             Title: Executive Vice President
                                                     and Chief Financial Officer

                                  Exhibit Index

           2.1 Agreement of Purchase and Sale of Assets, dated as of October 24, 1997, by and between Windsor Door, Inc., as Purchaser, and United Dominion Industries, Inc. and WCGD, Inc., as Seller (incorporated herein by reference to Exhibit 2.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

           2.2 Amendment to Agreement of Purchase and Sale of Assets, dated November 19, 1997, between Windsor Door, Inc. and United Dominion Industries, Inc. and WCGD, Inc.*

           10.1 Credit Agreement, dated as of December 4, 1997, among American Buildings Company, as Borrower, the several lenders from time to time party hereto, and Canadian Imperial Bank of Commerce, as Administrative Agent.*

           10.2 First Amendment, dated as of December 15, 1997, to the Credit Agreement, dated as of December 4, 1997, among American Buildings Company, as Borrower, the several lenders from time to time party hereto, and Canadian Imperial Bank of Commerce, as Administrative Agent.*

           10.3 Guarantee and Collateral Agreement, dated as of December 4, 1997, made by American Buildings Company and certain of its subsidiaries in favor of Canadian Imperial Bank of Commerce, as Administrative Agent.*

           10.4 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Eufaula, Alabama).*

           10.5 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Fairfield, Alabama).*

           10.6 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (El Paso, Illinois).*

           10.7 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Carson City, Nevada).*

           10.8 Mortgage from American Buildings Company, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (La Crosse, Virginia).*

           10.9 Mortgage from AMT/Beaman Corporation, Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Liberty, North Carolina).*

           10.10 Mortgage from Windsor Door, Inc., Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Little Rock, Arkansas).*

           10.11 Mortgage from Windsor Door, Inc., Mortgagor, to Canadian Imperial Bank of Commerce, Mortgagee (Oliverhurst, California).*

           23.    Consent of KPMG Peat Marwick LLP.

           ----------

           * Filed as an exhibit to the Company's Current Report on Form 8-K dated December 4, 1997 and filed December 18, 1997